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                                                                    EXHIBIT 23.1

                          CONSENT OF ERNST & YOUNG LLP

The Board of Directors and Stockholders
AmerUs Group Co.

     We consent to incorporation by reference in the Registration Statement Nos. 333-32201, 333-32203, 333-40065, 333-20907, 333-20905, 333-63895, 333-72237,
333-91493 and 333-50030 on Forms S-8 and Registration Statement Nos. 333-72643 and 333-50249 on Forms S-3 of our reports dated February 5, 2002, with respect to the 2001 consolidated financial statements and schedules of AmerUs Group Co. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

                                            /s/ Ernst & Young LLP

Des Moines, Iowa
March 15, 2002